EXHIBIT 24.1



      We, the undersigned officers and directors of CK Witco Corporation, hereby constitute and appoint Vincent A. Calarco, Peter Barna and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Registration Statement on Form S-4 relating to the Offer to Exchange $600 million of the Corporation's 8 1/2% Senior Notes due 2005, for $600 million of the Corporation's 8 1/2% Senior Notes due 2005, which have been registered under the Securities Act of 1933, and any amendment thereto.

      IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on April 25, 2000.



                               Principal Executive Officer
    /s/ Vincent A. Calarco     Chairman, President,
    ----------------------     Chief Executive Officer and
      Vincent A. Calarco       Director

        /s/ Peter Barna        Principal Financial Officer
        ---------------        Senior Vice President and
         Peter Barna           Chief Financial Officer

        /s/ Brian Dick
        --------------         Principal Accounting Officer
          Brian Dick           Vice President, Finance

    /s/ Roger L. Headrick
    ---------------------
      Roger L. Headrick        Director

      /s/ Harry G. Hohn
      -----------------
        Harry G. Hohn          Director

     /s/ Bruce F. Wesson
     -------------------
       Bruce F. Wesson         Director

      /s/ Robert A. Fox
      -----------------
        Robert A. Fox          Director

    /s/ Leo I. Higdon, Jr.
    ----------------------
      Leo I. Higdon, Jr.       Director

       /s/ C.A. Piccolo
       ----------------
         C.A. Piccolo          Director

    /s/ Patricia K. Woolf
    ---------------------
      Patricia K. Woolf        Director